EXHIBIT 23




                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-28253, Registration Statement No. 333-95631 and Registration Statement No. 333-57855 of PanAmSat Corporation on Form S-8 of our report dated June 22, 2001 appearing in this Annual Report on Form 11-K of the PanAmSat Corporation Retirement Savings Plan for the year ended December 31, 2000.



DELOITTE & TOUCHE LLP

June 29, 2001
Stamford, Connecticut